Exhibit 10.1

AMENDMENT No. 3
TO
AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS AMENDMENT (this “Amendment”), dated and effective as of June 6, 2011, is made by and among Genpact Limited (the “Company”), GE Capital (Mauritius) Holdings Limited (“GE”), Genpact Investment Co. (Bermuda) Limited and WIH Holdings.

W I T N E S S E T H:

WHEREAS, the undersigned are parties to that certain Amended and Restated Shareholders Agreement, dated as of August 7, 2007 (as amended, modified or amended and restated from time to time, the “Shareholders Agreement”); and

WHEREAS, the parties desire to amend the Shareholders Agreement to terminate any and all rights and obligations that GE may have under the Shareholders Agreement.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms.  Capitalized terms not otherwise defined in this Amendment shall have the meanings specified in the Shareholders Agreement.

2. Termination of GE Rights and Obligations.  The parties agree that effective as of the date of this Amendment, GE shall have no rights or obligations under the Shareholders Agreement.  All references in the Shareholders Agreement to GE, GECIM and GECM shall be deemed to be removed from the Shareholders Agreement, with all such grammatical and interpretive modifications as the context may require.

3. Amendment to Section 4.01(b).  From and after the date hereof, Section 4.01(b) of the Shareholders Agreement is deleted in its entirety and replaced with the following:

“If the Demand Shareholder intends to distribute the Registrable Securities covered by the Demand Request by means of an underwriting, the Demand Shareholder shall so advise the Company as a part of the Demand Request made pursuant to Section 4.01(a). The underwriter for such Demand Registration will be a nationally recognized investment bank selected by the Company with the approval of the Demand Shareholder (which approval shall not be unreasonably withheld, delayed or conditioned) and the terms of such Demand Registration shall be subject to Section 4.03. Within three (3) Business Days after (x) the receipt of a request for a Demand Registration from the Demand Shareholder or (y) the receipt of a written request from an Affiliate of General Electric Company that is a holder of more than 5% of the outstanding Common Shares of the Company that the Company file a registration statement under the Securities Act covering the registration of Common Shares with an anticipated aggregate offering price in excess of $75 million pursuant to that certain Registration Rights Agreement, dated as of June 6, 2011, between GECM and the Company (the “GE Agreement”), the Company shall (i) give written notice thereof to each other Shareholder holding Registrable Securities (other than the Demand Shareholder which has requested a registration under Section 4.01(a)) and (ii) subject to Section 4.03, include in such registration statement all of the Registrable Securities held by such Shareholders from whom the Company has received a written request for inclusion therein within five (5) Business Days of the receipt by such Shareholders of such written notice referred to in clause (i) above. Each such request by such Shareholders shall specify the number of Registrable Securities proposed to be registered. The failure of any such Shareholder to respond within such five (5) Business Day period referred to in clause (ii) above shall be deemed to be a waiver of such Shareholder’s rights under this Section 4.01(b). Any Shareholder holding Registrable Securities may waive its rights under this Article IV prior to the expiration of such five (5) Business Day period by giving written notice to the Company, with a copy to the Demand Shareholder.”

4. Registration Rights for GE.  Notwithstanding the provisions of Section 4.09 of the Shareholders Agreement, the parties to this Amendment agree that the Company and GE may enter into an agreement that provides GE with registration rights that are substantially similar to the registration rights granted to GE and GICo in Article IV of the Shareholders Agreement.

5. Effect of this Amendment; Modification. Except as amended hereby, the Shareholders Agreement shall remain unmodified and in full force and effect.

6. Entire Agreement. The Shareholders Agreement and this Amendment contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior arrangements or understandings respect hereto.

7. Counterparts  This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of laws thereof.

[signatures page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized representatives as of the day and year first above written.

GENPACT LIMITED

By: /s/ Heather White
Name: Heather White
Title: Vice President

GE CAPITAL (MAURITIUS) HOLDINGS LIMITED

By: /s/ Lawrence J. Zlatkin
Name: Lawrence J. Zlatkin
Title: Director

WIH HOLDINGS

By: /s/ Shannon K. Woody
Name: Shannon K. Woody
Title: Director

[Signature page to Amendment No. 3 to Shareholders Agreement]

GENPACT INVESTMENT CO. (BERMUDA) LIMITED

By: /s/ Christopher G. Lanning
Name: Christopher G. Lanning
Title: Director

By: /s/ John R. Monsky
Name: John R. Monsky
Title: Director

[Signature page to Amendment No. 3 to Shareholders Agreement]